As filed with the Securities and Exchange Commission on October 2, 2006

File No. 811-09739

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940	☒

Amendment No. 7	☒

(Check appropriate box or boxes)

Master Large Cap Series Trust

(Exact Name of Registrant as Specified in Charter)

800 Scudders Mill Road Plainsboro, New Jersey 08536

(Address of Principal Executive Offices)

(609) 282-2800

(Registrant’s Telephone Number, Including Area Code)

Robert C. Doll, Jr.

Master Large Cap Series Trust

P.O. Box 9011

Princeton, New Jersey 08543-9011

(Name and Address of Agent for Service)

Copies to:

Counsel for the Trust:
Laurin Blumenthal Kleiman, Esq.
SIDLEY AUSTIN LLP	BLACKROCK ADVISERS, LLC
787 Seventh Avenue	100, Bellevue Parkway
New York, New York 10019-6018	Wilmington, Delaware 19809

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document.

Master Large Cap Series Trust (the “Trust”) is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with Post-Effective Amendment No. 10 of the Registration Statement on Form N-1A (1933 Act File No. 333-89389 and Investment Company Act File No. 811-09637) of BlackRock Large Cap Series Funds, Inc. (“Large Cap Series”), as filed with the Securities and Exchange Commission (the “Commission”) on September 22, 2006, and as amended from time to time (the “Large Cap Series Registration Statement”). Part A of the Large Cap Series Registration Statement includes the prospectus of Large Cap Series.

The Trust is an open-end management investment company that was organized on October 19, 1999 as a statutory trust under the laws of the State of Delaware. The Trust consists of three portfolios: Master Large Cap Growth Portfolio (“Growth Portfolio”), Master Large Cap Value Portfolio (“Value Portfolio”), and Master Large Cap Core Portfolio (“Core Portfolio”) (each, a “Portfolio” and, collectively, the “Portfolios”). BlackRock Advisors, LLC (the “Investment Adviser”) manages the Trust’s investments under the overall supervision of the Board of Trustees of the Trust.

Large Cap Series is a series fund consisting of three series (each a “Series”): BlackRock Large Cap Growth Fund (“Growth Fund”), BlackRock Large Cap Core Fund (“Core Fund”) and BlackRock Large Cap Value Fund (“Value Fund”). Each series will invest all of its assets in beneficial interests of the corresponding Portfolio of the Trust. Growth Fund, Core Fund and Value Fund, as well as BlackRock Core Principal Protected Fund of BlackRock Principal Protected Trust, and any other feeder fund that may invest in the Trust, are referred to herein as “Feeder Funds.”

i

PART A

October 2, 2006

Responses to Items 1, 2, 3 and 8 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 4. — Investment Objectives, Principal Investment Strategies, and Related Risks.

(a) Investment Objectives

The investment objective of each Portfolio is long term capital growth. In other words, each Portfolio tries to choose investments that will increase in value. Current income from dividends and interest will not be an important consideration in selecting portfolio securities.

(b) Implementation of Investment Objectives

Outlined below are the main strategies the Portfolios use in seeking to achieve their investment objectives.

Each Portfolio tries to achieve its objective by investing primarily in a diversified portfolio of equity securities of large cap companies located in the United States. Under normal circumstances each Portfolio invests at least 80% of its assets in equity securities of large cap companies that the Investment Adviser selects from among those that are, at the time of purchase included in each Portfolio’s applicable benchmark Russell 1000® Index. Large cap companies means companies that at the time of purchase are included in the Russell 1000® Index. This definition of large cap companies may be changed in response to changes in the markets. The Investment Adviser uses a multi-factor quantitative model to look for companies within the applicable Russell 1000® Index that, in its opinion, are consistent with the investment objective of each Portfolio.

Each Portfolio will seek to outperform its benchmark:

•	Growth Portfolio will seek to outperform the Russell 1000® Growth Index by investing in equity securities that the Investment Adviser believes have above average earnings prospects. The Russell 1000® Growth Index (which consists of those Russell 1000® securities with a greater than average growth orientation) is a subset of the Russell 1000® Index.

•	Value Portfolio will seek to outperform the Russell 1000® Value Index by investing in equity securities that the Investment Adviser believes are selling at below normal valuations. The Russell 1000® Value Index, another subset of the Russell 1000® Index, consists of those Russell 1000® companies with lower price-to-book ratios and lower forecasted growth values.

•	Core Portfolio has a blended investment strategy that emphasizes a mix of both growth and value and will seek to outperform the Russell 1000® Index.

Although the Growth Portfolio emphasizes growth-oriented investments, the Value Portfolio emphasizes value-oriented investments and the Core Portfolio uses a blend of growth and value, there are equity investment strategies common to all three Portfolios. In selecting securities for a Portfolio from that Portfolio’s benchmark universe, the Investment Adviser uses a proprietary multi-factor quantitative model. The factors employed by the model include stock valuation, quality of earnings and potential future earnings growth. For each Portfolio, the Investment Adviser looks for strong relative earnings growth, earnings quality and good relative valuation. A company’s stock price relative to its earnings and book value, among other factors, is also examined — if the Investment Adviser believes that a company is overvalued, it will not be considered as an investment for any Portfolio. After the initial screening is done, the Investment Adviser relies on fundamental analysis, using both internal and external research, to optimize its quantitative model to choose companies the Investment Adviser believes have strong, sustainable earnings growth with current momentum at attractive price valuations.

Because a Portfolio generally will not hold all the stock in its applicable index, and because a Portfolio’s investments may be allocated in amounts that vary from the proportional weightings of the various stocks in that index, the Portfolios are not “index” trust funds. In seeking to outperform the applicable benchmark, however, the Investment Adviser reviews potential investments using certain criteria that are based on the securities in the applicable index. These criteria currently include the following:

•	Relative price to earnings and price to book ratios

•	Stability and quality of earnings

•	Earnings momentum and growth

•	Weighted median market capitalization of a Portfolio’s portfolio

•	Allocation among the economic sectors of a Portfolio’s portfolio as compared to the applicable index

•	Weighted individual stocks within the applicable index

Other Strategies. In addition to the main strategies discussed above, the Portfolios may use other investment strategies.

Each Portfolio also may invest in securities of foreign issuers that are represented by American Depositary Receipts, or “ADRs.”

Each Portfolio may also lend its securities and invest uninvested cash balances in affiliated money market funds.

Each Portfolio may invest in investment grade convertible securities, preferred stocks, illiquid securities and U.S. Government debt securities (i.e., securities that are direct obligations of the U.S. Government). There are no restrictions on the maturity of the debt securities in which a Portfolio may invest.

As a temporary measure for defensive purposes, each Portfolio may invest without limit in cash, cash equivalents or short-term U.S. Government securities. These investments may include high quality, short-term money market instruments such as U.S. Treasury and agency obligations, commercial paper (short-term, unsecured, negotiable promissory notes of a domestic or foreign company), short-term debt obligations of corporate issuers and certificates of deposit and bankers’ acceptances. These investments may adversely affect a Portfolio’s ability to meet its investment objective.

(c) Risks

This section contains a summary discussion of the general risks of investing in the Portfolios. As with any Portfolio, there can be no guarantee that a Portfolio will meet its objective, or that a Portfolio’s performance will be positive over any period of time.

Set forth below are the main risks of investing in the Portfolios:

Market Risk and Selection Risk

Market risk is the risk that one or more markets in which a Portfolio invests will go down in value, including the possibility that a market will go down sharply and unpredictably. Selection risk is the risk that the securities that Portfolio management selects will underperform the markets, the relevant indices or securities selected by other funds with similar investment objectives and investment strategies.

Investing Style Risk

The Growth Portfolio follows an investing style that favors growth companies and the Value Portfolio follows an investing style that favors value companies. Historically, growth investments have performed best during the later stages of economic expansion and value investments have performed best during periods of economic recovery. Therefore, both the growth and value investing styles may over time go in and out of favor. At times when the investing style used by a Portfolio is out of favor, the Portfolio may underperform other equity funds that use different investing styles.

The Portfolios also may be subject to certain other risks associated with their investments and investment strategies, including:

Derivatives

Each Portfolio may use derivative instruments to hedge its investments. Derivatives allow a Portfolio to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Derivatives are volatile and involve significant risks, including:

Credit risk – the risk that the counterparty (the party on the other side of the transaction) in a derivative transaction will be unable to honor its financial obligation to the Portfolio.

Leverage risk – the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity risk – the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

Each Portfolio may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which the Portfolio uses a derivative to offset the risks associated with other Portfolio holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a manner different from that anticipated by a Portfolio or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by a Portfolio, in which case any losses on the holdings being hedged may not be reduced and may be increased. There can be no assurance that a Portfolio’s hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. Each Portfolio is not required to use hedging and may choose not to do so.

When Issued and Delayed Delivery Securities and Forward Commitments

Each Portfolio may purchase or sell securities that it is entitled to receive on a when issued basis. Each Portfolio may also purchase or sell securities on a delayed delivery basis or through a forward commitment. When issued and delayed delivery securities and forward commitments involve the risk that the security a Portfolio buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, the Portfolio loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

Borrowing and Leverage Risk

Each Portfolio may borrow for temporary or emergency purposes, including to meet redemptions, for the payment of dividends, for share repurchases or for the clearance of transactions. Borrowing may exaggerate changes in the net asset value of Portfolio interests and in the return on its portfolio securities. Borrowing will cost a Portfolio interest expense and other fees. The costs of borrowing may reduce a Portfolio’s return. Certain derivative securities that a Portfolio may buy or other techniques that the Portfolio may use may create leverage, including, but not limited to, when issued securities, forward commitments and futures contracts and options.

Securities Lending

Each Portfolio may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Portfolio may lose money and there may be a delay in recovering the loaned securities. The Portfolio could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to a Portfolio.

Depositary Receipts

The Fund may invest in securities of foreign issuers in the form of depositary receipts or other securities that are convertible into securities of foreign issuers. American Depositary Receipts are receipts typically issued by an American bank or trust company that evidence underlying securities issued by a foreign corporation. European Depositary Receipts (issued in Europe) and Global Depositary Receipts (issued throughout the world) each evidence a similar ownership arrangement. The Fund may invest in unsponsored Depositary Receipts. The issuers of unsponsored Depositary Receipts are not obligated to disclose information that is, in the United States, considered material. Therefore, there may be less information available regarding these issuers and there may not be a correlation between such information and the market value of the Depositary Receipts. Depositary Receipts are generally subject to the same risks as the foreign securities that they evidence or into which they may be converted.

(d) Portfolio Holdings.

For a discussion of the Trust’s policies and procedures regarding the selective disclosure of its portfolio holdings, please see Part B of this Registration Statement. The Trust makes the top ten holdings of each Portfolio available on a monthly basis at www.blackrock.com generally within 12 business days after the end of the month to which the information applies.

Item 5. — Management, Organization, and Capital Structure.

(a) (1) Investment Adviser

On September 29, 2006, BlackRock, Inc. consummated a transaction with Merrill Lynch & Co., Inc. whereby Merrill Lynch & Co., Inc.’s investment management business was combined with that of BlackRock to create a new independent company that is one of the world’s largest asset management firms with over $1 trillion in assets under management. The combined company offers a full range of equity, fixed income, cash management and alternative investment products with strong representation in both retail and institutional channels, in the United States and in non-U.S. markets. The new company has over 4,500 employees in 18 countries and a major presence in most key markets, including the U.S., the U.K., Asia, Australia, the Middle East and Europe.

The Investment Adviser manages each Portfolio’s investments subject to the oversight of the Board of Trustees of the Trust. The investment advisory agreement (the “Master Investment Advisory Agreement”) between the Trust and the Investment Adviser gives the Investment Adviser the responsibility for making all investment decisions for the Portfolios. The Investment Adviser has a sub-advisory agreement (the “Sub-Advisory Agreement”) with BlackRock Investment Management, LLC (the “Sub-Adviser”), an affiliate, under which the Investment Adviser pays the Sub-Adviser a fee equal to 74% of the advisory fees received by the Investment Adviser under the Master Investment Advisory Agreement.

Each Portfolio pays the Investment Adviser a fee at the following annual rates:

•	with respect to Growth Portfolio, 0.50% of the Portfolio’s average daily net assets not exceeding $5 billion and 0.45% of the Portfolio’s average daily net assets in excess of $5 billion,

•	with respect to Value Portfolio, 0.50% of the Portfolio’s average daily net assets not exceeding $3 billion and 0.45% of the Portfolio’s average daily net assets in excess of $3 billion, and

•	with respect to Core Portfolio, 0.50% of the Portfolio’s average daily net assets not exceeding $1 billion, 0.45% of the Portfolio’s average daily net assets in excess of $1 billion but not exceeding $5 billion, and 0.40% of the Portfolio’s average daily net assets in excess of $5 billion.

Prior to September 29, 2006, Fund Asset Management, L.P. (“FAM”), an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc., acted as the Trust’s investment adviser. For the fiscal year ended October 31, 2005, FAM, as investment adviser, received a fee at the annual rate of 0.50% of the average daily net assets of each of Master Large Cap Growth Portfolio and Master Large Cap Value Portfolio and 0.47% of the average daily net assets of Master Large Cap Core Portfolio.

A discussion of the basis of the Board of Trustees’ approval of the Master Investment Advisory Agreement and the Sub-Advisory Agreement will be included in Large Cap Series’ annual shareholder report for the fiscal year ended October 31, 2006.

The Investment Adviser was organized in 1994 to perform advisory services for investment companies. The Sub-Adviser is a registered investment adviser organized in 1999. The Investment Adviser and its affiliates had approximately $1.04 trillion in investment company and other portfolio assets under management as of June 30, 2006.

Conflicts of Interest

The investment activities of the Investment Adviser and its affiliates in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage a Portfolio and its shareholders. The Investment Adviser provides investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the Portfolios. The Investment Adviser and its affiliates (including, for these purposes, Merrill Lynch & Co., Inc., BlackRock Inc., PNC Financial Services Group, Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees (collectively, the “Affiliates”)), are involved with a broad spectrum of financial services and asset management activities, and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of a Portfolio. The trading activities of these Affiliates are carried out without reference to positions held directly or indirectly by a Portfolio and may result in the Investment Adviser or an Affiliate having positions that are adverse to those of the Portfolio. No Affiliate is under any obligation to share any investment opportunity, idea or strategy with a Portfolio. As a result, an Affiliate may compete with a Portfolio for appropriate investment opportunities. In addition, each Portfolio may invest in securities of companies with which an Affiliate has or is trying to develop investment banking relationships or in which an Affiliate has significant debt or equity investments. Each Portfolio also may invest in securities of companies for which an Affiliate provides or may some day provide research coverage. Each Portfolio may also make brokerage and other payments to an Affiliate in connection with a Portfolio’s portfolio investment transactions.

Under a securities lending program approved by the Trust’s Board of Trustees, each Portfolio has retained an Affiliate of the Investment Adviser to serve as the securities lending agent for the Portfolio to the extent that the Portfolio engages in the securities lending program. For these services, the lending agent may receive a fee from the Portfolio, including a fee based on the returns earned on the Portfolio’s investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which a Portfolio may lend its portfolio securities under the securities lending program.

The activities of the Investment Adviser or its Affiliates may give rise to other conflicts of interest that could disadvantage a Portfolio and its interest holders. The Investment Adviser has adopted policies and procedures designed to address these potential conflicts of interest. See the Part B of this registration statement for further information.

(a) (2) Portfolio Managers

Robert C. Doll, Jr., is the Trust’s senior portfolio manager and is primarily responsible for the day-to-day management of each Portfolio’s portfolio and the selection of its investments. He has been the Trust’s portfolio manager since inception. Mr. Doll has been Vice Chairman and Director of BlackRock, Inc. and Global Chief Investment Officer for Equities, Chairman of the BlackRock Private Client Operating Committee and member of the BlackRock Executive Committee since 2006. Mr. Doll was President of Merrill Lynch Investment Managers, L.P. (“MLIM”) and its affiliate Fund Asset Management (“FAM”) from 2001 to 2006. He was Co-Head (Americas Region) of MLIM from 1999 to 2000. Prior to joining MLIM, he was Chief Investment Officer of OppenheimerFunds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999. He was President and a member of the Board of the funds advised by MLIM and its affiliates from 2005 to 2006. For more information about the portfolio manager’s compensation, other accounts he manages and his ownership of Portfolio shares, please see Part B of this Registration Statement.

(b) Capital Stock

Investors in the Trust have no preemptive or conversion rights, and beneficial interests in the Trust are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when, in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Trust or a Portfolio, investors would be entitled to share, in proportion to their investment in the Trust or the Portfolio (as the case may be), in the assets of the Trust or Portfolio available for distribution to investors.

Each of the Growth Portfolio, Value Portfolio and Core Portfolio is a separate series of the Trust. Each investor is entitled to a vote in proportion to its investment in the Trust or the Portfolio (as the case may be). Investors in a Portfolio will participate equally in accordance with their pro rata interests in the earnings, dividends and assets of the particular Portfolio. The Trust reserves the right to create and issue interests in additional portfolios.

Investments in the Trust may not be transferred, but an investor may withdraw all or any portion of its investment in any Portfolio at net asset value on any day on which the New York Stock Exchange is open.

Item 6. — Shareholder Information.

(a) Pricing of Beneficial Interests in the Trust

The net asset value of the beneficial interests of each Portfolio is determined once daily Monday through Friday as of the close of business on the New York Stock Exchange (the “NYSE”) on each day the NYSE is open as of the close of business on the NYSE, based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Each Portfolio also will determine its net asset value on any day in which there is sufficient trading in its underlying portfolio securities that the net asset value might be affected materially, but only if on any such day a Portfolio is required to sell or redeem shares. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

Each Portfolio invests primarily in the securities of U.S. issuers or in ADRs of foreign issuers that trade in the U.S. markets. Therefore, each Portfolio generally prices its securities as of the close of the NYSE based on the closing market prices of the securities. However, if market quotations are not readily available or, in the Investment Adviser’s judgment, do not accurately reflect fair value for a security, that security may be valued by another method that the Board of Trustees believe more accurately reflects the fair value.

The Board has adopted valuation procedures for the Trust and has delegated the day-to-day responsibility for fair value determinations to the Investment Adviser’s Valuation Committee. Fair value determinations by the Investment Adviser that affect a Portfolio’s net asset value are subject to review, approval or ratification, as appropriate, by the Board. In determining whether current market prices are readily available or accurately reflect a security’s fair value, the Investment Adviser monitors the information it receives in the ordinary course of its investment management responsibilities for significant events that it believes in good faith will affect the market prices of the securities of issuers held by a Portfolio. Those may include events affecting specific issuers (for example, a halt in trading of the securities of an issuer on an exchange during the trading day or a company announcement) or events affecting securities markets generally (for example, market volatility or a natural disaster). The Portfolios’ use of fair value pricing is designed to ensure that each Portfolio’s net asset value reflects the value of its underlying portfolio securities as accurately as possible. There can be no assurance, however, that a fair value used by a Portfolio on any given day will more accurately reflect the market value of a security or securities than the market price of such security or securities on that day.

The aggregate net asset value of each Portfolio is the value of the securities held by each Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Investment Adviser, are accrued daily. Each investor in each Portfolio may add to or reduce its investment in each Portfolio on each day the NYSE is open for trading. The value of each investor’s interest in each Portfolio will be determined after the close of business on the NYSE by multiplying the net asset value of each Portfolio by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in each Portfolio. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in each Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in each Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in each Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of each Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in each Portfolio by all investors in each Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in each Portfolio after the close of business of the NYSE or the next determination of net asset value of each Portfolio.

(b) Purchase of Beneficial Interests in the Trust

Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in each Portfolio of the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in each Portfolio. However, because each Portfolio intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the respective Portfolio’s custodian bank by a Federal Reserve Bank).

Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

(c) Redemption of Beneficial Interests in the Trust

An investor in the Trust may withdraw all or a portion of its investment in any Portfolio on any day the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of the withdrawal will be paid by the Portfolio normally on the business day on which the withdrawal is effected, but in any event within seven days. A Portfolio may reject a withdrawal request under certain circumstances. Investments in any Portfolio of the Trust may not be transferred.

(d) Dividends and Distributions: Not Applicable

(e) Frequent Purchase and Redemption of Trust Interests

The Trust does not offer its beneficial interests for sale to the general public, nor does it offer an exchange privilege. However, the Trust may be adversely affected by short-term trading in shares of a Feeder Fund. See “Your Account—How to Buy, Sell, Transfer and Exchange Shares—Short-Term Trading” in Part A of the Large Cap Series Registration Statement for more information.

(f) Tax Consequences

Each Portfolio intends to operate as a partnership for Federal income tax purposes. Accordingly, each Portfolio will not be subject to any Federal income tax. Based upon the status of each Portfolio as a partnership, a Feeder Fund will take into account its share of the applicable Portfolio’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability and its qualifications as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The determination of a Feeder Fund’s share of a Portfolio’s ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Code, as amended, and the regulations promulgated thereunder.

Item 7. — Distribution Arrangements.

(a) Sales Loads. Not Applicable.

(b) 12b-1 Fees. Not Applicable.

(c) Multiple Class and Master/Feeder Funds.

The Trust is part of a master/feeder structure. Members of the general public may not purchase beneficial interests in the Trust. However, the Trust may sell beneficial interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Trust and will pay a proportionate share of the Trust’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Trustees of the Trust believe that the “master/feeder” fund structure may enable the Trust to reduce costs through economies of scale. A larger investment portfolio for the Trust may reduce certain transaction costs to the extent that contributions to and redemptions from the Trust’s Portfolios by the various Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in the Trust may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Trust or withdraws from the Trust, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Trust if the Trust voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Trust may affect the investment performance of the Feeder Fund and the Trust.

The Trust normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Trust. When a Feeder Fund is requested to vote on matters pertaining to the Trust, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Trust proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the Large Cap Series Registration Statement.

The Trust’s placement agents are FAM Distributors, Inc. and BlackRock Distributors, Inc.

PART B

October 2, 2006

Master Large Cap Series Trust

Except as otherwise indicated herein, all capitalized terms shall have the meaning assigned to them in Part A hereof.

Item 9. — Cover Page and Table of Contents.

This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Master Large Cap Series Trust (the “Trust”), dated October 2, 2006, as it may be revised from time to time (the “Trust’s Part A”). To obtain a copy of this Registration Statement, please call the Trust at (800) 441-7762, or write to the Trust at P.O. Box 9011, Princeton, New Jersey 08543-9011. The Trust’s Part A is incorporated herein by reference and this Part B is incorporated by reference into the Trust’s Part A.

As permitted by General Instruction D to Form N-1A, responses to certain items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Registration Statement on Form N-1A (Securities Act File No. 333-89389 and Investment Company Act File No. 811-09637) of BlackRock Large Cap Series Funds, Inc. (“Large Cap Series”), as filed with the Securities and Exchange Commission (the “Commission”) on September 22, 2006, as amended from time to time (the “Large Cap Series Registration Statement”). Part A of the Large Cap Series Registration Statement includes the prospectus of Large Cap Series. Part B of the Large Cap Series Registration Statement includes the statement of additional information of Large Cap Series.

Large Cap Series is a series fund consisting of three series (each a “Series”): BlackRock Large Cap Growth Fund (“Growth Fund”), BlackRock Large Cap Core Fund (“Core Fund”) and BlackRock Large Cap Value Fund (“Value Fund”). Each Series will invest all of its assets in beneficial interests of the corresponding Portfolio of the Trust. Growth Fund, Core Fund and Value Fund, as well as BlackRock Core Principal Protected Fund of BlackRock Principal Protected Trust, and any other feeder fund that may invest in the Trust, are referred to herein as “Feeder Funds.”

Item 10. — Trust History.

The Trust was organized as a Delaware statutory trust on October 19, 1999.

The Trust consists of three series: Master Large Cap Growth Portfolio (the “Growth Portfolio”), Master Large Cap Core Portfolio (the “Core Portfolio”) and Master Large Cap Value Portfolio (the “Value Portfolio”).

Item 11. — Description of the Trust and Its Investments and Risks.

The following information supplements and should be read in conjunction with Item 4 of the Trust’s Part A.

Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of each Portfolio of the Trust, the types of securities purchased by each Portfolio, the investment techniques used by each Portfolio, and certain risks relating thereto, as well as other information relating to each Portfolio’s investment programs, is incorporated herein by reference from the section entitled “Investment Objectives and Policies” in Part B of the Large Cap Series Registration Statement.

Information on the Trust’s policies and procedures with respect to the selective disclosure of the portfolio holdings of a Portfolio is incorporated herein by reference to the section entitled “Management and Other Service Arrangements—Selective Disclosure of Portfolio Holdings” in Part II of Part B of the Large Cap Series Registration Statement.

Item 12. — Management of the Trust.

(a) Management Information

The Trustees of the Trust consists of seven individuals, six of whom are not “interested persons” of the Trust as defined in the Investment Company Act (the “non-interested Trustees”). The same individuals serve as Directors of Large Cap Series. The Trustees are responsible for the oversight of the operations of the Portfolios and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

Biographical Information. Certain biographical and other information relating to the non-interested Trustees is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of investment companies overseen in the complex of funds advised by the Investment Adviser, or its affiliates, (“BlackRock-advised funds”) and any public directorships:

Name, Address(a) and Age of Trustee	Position(s) Held with the Trust	Term of Office(b) and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships
James H. Bodurtha (62)(c)	Trustee	Trustee since 1999	Director, The China Business Group, Inc. since 1996 and Executive Vice President thereof from 1996 to 2003; Chairman of the Board, Berkshire Holding Corporation since 1980; Partner, Squire, Sanders & Dempsey from 1980 to 1993.	39 registered investment companies consisting of 59 portfolios	None

Kenneth A. Froot (48)	Trustee	Trustee since 2005	Professor, Harvard University since 1992; Professor, Massachusetts Institute of Technology from 1986 to 1992.	39 registered investment companies consisting of 59 portfolios	None

Joe Grills (71)(c)	Trustee	Trustee since 2002	Member of the Committee of Investment of Employee Benefit Assets of the Association of Financial Professionals (“CIEBA”) since 1986; Member of CIEBA’s Executive Committee since 1988 and its Chairman from 1991 to 1992; Assistant Treasurer of International Business Machines Corporation (“IBM”) and Chief Investment Officer of IBM Retirement Funds from 1986 to 1993; Member of the Investment Advisory Committee of the State of New York Common Retirement Fund since 1989; Member of the Investment Advisory Committee of the Howard Hughes Medical Institute from 1997 to 2000; Director, Duke University Management Company from 1992 to 2004, Vice Chairman from 1998 to 2004 and Director Emeritus since 2004; Director, LaSalle Street Fund from 1995 to 2001; Director, Kimco Realty Corporation since 1997; Member of the Investment Advisory Committee of the Virginia Retirement System since 1998 and Vice Chairman thereof from 2002 to 2005, and Chairman there of since 2005; Director, Montpelier Foundation since 1998 and its Vice Chairman since 2000; Member of the Investment Committee of the Woodberry Forest School since 2000; Member of the Investment Committee of the National Trust for Historic Preservation since 2000.	39 registered investment companies consisting of 59 portfolios	Kimco Realty Corporation

Herbert I. London (67)	Trustee	Trustee since 1999

Chairman of the Board of Directors of Vigilant Research, Inc. since 2006; Member of the Board of Directors for Grantham University since 2006; Director of AIMS since 2006; Director of Reflex Security since 2006; Director of InnoCentive, Inc. since 2006; Director of Cerego, LLC since 2005; Professor Emeritus, New York University since 2005; John M. Olin Professor of Humanities, New York University from 1993 to 2005; and Professor thereof from 1980 to 2005; President, Hudson Institute since 1997 and Trustee thereof since 1980; Dean, Gallatin Division of New York University from 1976 to 1993; Distinguished Fellow, Herman Kahn Chair, Hudson Institute from 1984 to 1985; Director, Damon Corp. from 1991 to 1995; Overseer, Center for Naval Analyses from 1983 to 1993.

				39 registered investment companies consisting of 59 portfolios	None

Roberta Cooper Ramo (63)	Trustee	Trustee since 1999	Shareholder, Modrall, Sperling, Roehl, Harris & Sisk, P.A. since 1993; President, American Bar Association from 1995 to 1996 and Member of the Board of Governors thereof from 1994 to 1997; Shareholder, Poole, Kelly & Ramo, Attorneys at Law, P.C. from 1977 to 1993; Director of ECMC Group (service provider to students, schools and lenders) since 2001; Director, United New Mexico Bank (now Wells Fargo) from 1983 to 1988; Director, First National Bank of New Mexico (now Wells Fargo) from 1975 to 1976; Vice President, American Law Institute since 2004.	39 registered investment companies consisting of 59 portfolios	None

Robert S. Salomon, Jr. (69)	Trustee	Trustee since 2002	Principal of STI Management (investment adviser) since 1994; Chairman and CEO of Salomon Brothers Asset Management from 1992 to 1995; Chairman of Salomon Brothers Equity Mutual Funds from 1992 to 1995; regular columnist with Forbes Magazine from 1992 to 2002; Director of Stock Research and U.S. Equity Strategist at Salomon Brothers from 1975 to 1991; Trustee, Commonfund from 1980 to 2001.	39 registered investment companies consisting of 59 portfolios	None

(a)	The address of each non-interested Trustee is P.O. Box 9095, Princeton, New Jersey 08543-9095.
(b)	Each Trustee serves until his or her successor is elected and qualified, or until his or her death, resignation, or removal as provided in the Trust’s by-laws or charter or by statute, or until December 31 of the year in which he or she turns 72.
(c)	Co-Chairman of the Board of Trustees and Co-Chairman of the Audit Committee.

Certain biographical and other information relating to the Trustee who is an officer and an “interested person” of the Trust as defined in the Investment Company Act (the “interested Trustee”) and the other officers of the Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of BlackRock-advised funds overseen and any public directorships held.

Name, Address(a) and Age	Position(s) Held with the Trust	Term of Office(b) and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships
Robert C. Doll, Jr. (51)(c)	President, Trustee and Portfolio Manager	President and Trustee since 2005(d)

Vice Chairman and Director of BlackRock, Inc., and Global Chief Investment Officer for Equities, Chairman of the BlackRock Private Client Operating Committee, and member of the BlackRock Executive Committee since 2006; President of the funds advised by Merrill Lynch Investment Managers, L.P. (“MLIM”) and its affiliates from 2005 to 2006; President of MLIM and its affiliate, Fund Asset Management, L.P. (“FAM”), from 2001 to 2006; Co-Head (Americas Region) thereof from 2000 to 2001 and Senior Vice President from 1999 to 2001; President and Director of Princeton Services, Inc. (“Princeton Services”) and President of Princeton Administrators, L.P. (“Princeton Administrators”) from 2001 to 2006; Chief Investment Officer of OppenheimerFunds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999.

				131 registered investment companies consisting of 177 portfolios	None

Donald C. Burke (46)	Vice President and Treasurer	Vice President and Treasurer since 1999	Managing Director of BlackRock, Inc. since 2006 First Vice President of MLIM and FAM from 1997 to 2006 and Treasurer thereof from 1999 to 2006; Senior Vice President and Treasurer of Princeton Services from 1999 to 2006 and Director from 2004 to 2006; Vice President of FAM Distributors, Inc. (“FAMD”) from 1999 to 2006 and Director from 2004 to 2006; Vice President of MLIM and FAM from 1990 to 1997; Director of Taxation of MLIM from 1990 to 2001; Vice President, Treasurer and Secretary of the IQ Funds from 2004 to 2006.	139 registered investment companies consisting of 185 portfolios	None

Name, Address(a) and Age	Position(s) Held with the Trust	Term of Office(b) and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Funds and Portfolios Overseen	Public Directorships

Jeffrey Hiller (54)	Chief Compliance Officer	Chief Compliance Officer since 2004

Managing Director of BlackRock, Inc. and Fund Chief Compliance Officer since 2006; Chief Compliance Officer of MLIM and FAM-advised funds and First Vice President and Chief Compliance Officer of MLIM (Americas Region) from 2004 to 2006; Chief Compliance Officer of the IQ Funds since 2004; Global Director of Compliance at Morgan Stanley Investment Management from 2002 to 2004; Managing Director and Global Director of Compliance at Citigroup Asset Management from 2000 to 2002; Chief Compliance Officer at Soros Fund Management in 2000; Chief Compliance Officer at Prudential Financial from 1995 to 2000; Senior Counsel in the Securities and Exchange Commission’s Division of Enforcement in Washington, D.C. from 1990 to 1995.

				140 registered investment companies consisting of 186 portfolios	None

Alice A. Pellegrino (46)	Secretary	Secretary since 2004	Director of BlackRock, Inc since 2006; Director (Legal Advisory) of MLIM from 2002 to 2006; Vice President of MLIM from 1999 to 2002; Attorney associated with MLIM from 1997 to 2006; Secretary of MLIM, FAM, FAMD and Princeton Services from 2004 to 2006.	132 registered investment companies consisting of 179 portfolios	None

(a)	The address of each officer and the interested Trustee is P.O. Box 9011, Princeton, New Jersey 08543-9011.
(b)	Elected by and serves at the pleasure of the Board of Trustees of the Trust.
(c)	Mr. Doll is an “interested person,” as defined in the Investment Company Act of the Trust based on his current and former positions with BlackRock, Inc. and its affiliates.
(d)	As a Trustee, Mr. Doll serves until his successor is elected and qualified or until December 31 of the year in which he turns 72, or until his death, resignation, or removal as provided in the Trust’s by-laws or charter or by statute.

Each non-interested Trustee is a member of the Trust’s Audit Committee (the “Audit Committee”). The principal responsibilities of the Audit Committee are the appointment, compensation, retention and oversight of the Trust’s independent registered public accounting firm, including the resolution of disagreements regarding financial reporting between Trust management and such independent registered public accounting firm. The Audit Committee’s responsibilities include, without limitation, to (i) review with the independent registered public accounting firm the arrangements for and scope of annual and special audits and any other services provided by the independent registered public accounting firm to the Trust; (ii) review with the independent registered public accounting firm any audit problems or difficulties encountered during or related to the conduct of the audit; (iii) ensure that the independent registered public accounting firm submits on a periodic basis a formal written statement with respect to their independence, discuss with the independent registered public accounting firm any relationships or services that may impact the objectivity and independence of the Trust’s independent registered public accounting firm; and (iv) consider information and comments of the independent registered public accounting firm with respect to the Trust’s accounting and financial reporting policies, procedures and internal controls over financial reporting and Trust management’s responses thereto. The Board of the Trust has adopted a written charter for the Audit Committee. The Audit Committee has retained independent legal counsel to assist it in connection with these duties. The Audit Committee met four times during the fiscal year ended October 31, 2005.

The Trust also has a Nominating Committee, which consists of three of the non-interested Trustees: Herbert I. London, Roberta Cooper Ramo and Robert S. Salomon, Jr. The principal responsibilities of the Nominating Committee are to identify individuals qualified to serve as non-interested Trustees of the Trust and to recommend its nominees for consideration by the full Board. While the Nominating Committee is solely responsible for the selection and nomination of the Trust’s non-interested Trustees, the Nominating Committee may consider nominations for the office of Trustee made by Feeder Fund shareholders or interest holders of the Trust as it deems appropriate. Feeder Fund shareholders or interest holders of the Trust who wish to recommend a nominee should send nominations to the Secretary of the Trust that include biographical information and set forth the qualifications of the proposed nominee. The Nominating Committee met three times during the Trust’s fiscal year ended October 31, 2005.

Share Ownership. Information relating to each Trustee’s share ownership in the Trust and in all registered funds in the Black Rock-advised family of funds that are overseen by the respective Trustee (“Supervised Funds”) as of December 31, 2005 is set forth in the chart below.

Name of Director	Aggregate Dollar Range of Equity Securities in the Trust(a)	Aggregate Dollar Range of Equity Securities in All Supervised Funds
Interested Trustee:
Robert C. Doll, Jr.	N/A	Over $100,000
Non-Interested Trustees:
James H. Bodurtha	N/A	Over $100,000
Kenneth A. Froot(b)	N/A	None
Joe Grills	N/A	Over $100,000
Herbert I. London	N/A	Over $100,000
Roberta Cooper Ramo	N/A	Over $100,000
Robert S. Salomon, Jr.	N/A	Over $100,000

(a)	The Trust does not offer beneficial interests for sale to the public.
(b)	Mr. Froot became a Trustee of the Trust and a director or trustee of certain other BlackRock-advised funds effective June 3, 2005.

As of September 19, 2006, the Trustees and officers of the Trust as a group owned an aggregate of less than 1% of the outstanding beneficial interests of the Trust. As of June 30, 2006, none of the non-interested Trustees or their immediate family members owned beneficially or of record any securities of affiliates of the Investment Adviser.

(c) Compensation

Each non-interested Trustee receives an aggregate annual retainer of $150,000 for his or her services to BlackRock-advised funds, including the Trust. The portion of the annual retainer allocated to each BlackRock-advised fund is determined quarterly based on the relative net assets of each fund. In addition, each non-interested Trustee receives a fee per in-person Board meeting attended and per in-person Audit Committee meeting attended. The annual per meeting fees paid to each non-interested Trustee aggregate $100,000 for all BlackRock-advised funds for which that Trustee serves and are allocated equally among those funds. Each Co-Chairman of the Audit Committee receives an additional annual retainer in the amount of $50,000, which is paid quarterly and allocated to each BlackRock-advised fund for which such Co-Chairman provides services based on the relative net assets of the fund.

The following table shows the compensation earned by the non-interested Trustees for the fiscal year ended October 31, 2005, and the aggregate compensation paid to them from all BlackRock-advised funds for the calendar year ended December 31, 2005.

Name	Compensation from the Trust	Pension or Retirement Benefits Accrued as Part of Trust Expense	Aggregate Compensation from Trust and Other BlackRock- Advised Funds(a)
James H. Bodurtha(b)	$24,345	None	$275,000
Kenneth A. Froot(c)	$9,414	None	$122,917
Joe Grills(b)	$24,345	None	$275,000
Herbert I. London	$18,379	None	$225,000
Roberta Cooper Ramo	$18,379	None	$225,000
Robert S. Salomon Jr.	$18,379	None	$225,000
Stephen B. Swensrud(d)	$18,379	None	$231,000

(a)	For the number of BlackRock-advised funds from which each Trustee receives compensation see the table beginning on page 12.
(b)	Co-Chairman of the Audit Committee.
(c)	Mr. Froot became a Trustee of the Trust and a director or trustee of certain other BlackRock-advised funds effective June 3, 2005.
(d)	Mr. Swensrud retired as a Trustee of the Trust and as a director or trustee of certain other BlackRock-advised funds effective January 1, 2006.

(d) Sales Loads. Not Applicable.

(e) Code of Ethics

The Board of Trustees of the Trust has adopted a Code of Ethics under Rule 17j-1 under the Investment Company Act that covers the Trust and the Funds. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Trust.

(f) Proxy Voting Policies

Information relating to the Trust’s proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part II of Part B of the Large Cap Series Registration Statement.

Item 13. — Control Persons and Principal Holders of Securities.

As of September 19, 2006, Large Cap Series owned 97.59% of the outstanding interests in the Trust and, therefore, controlled the Trust, BlackRock Core Principal Protected Fund owned 2.41% of the outstanding interests in the Trust. Currently Large Cap Series is comprised of three funds. Set forth in the table below are the Funds comprising Large Cap Series the Portfolio in which each Fund invests and the approximate percentage ownership of Trust interests owned by each Fund.

	Large Cap Series
Trust Portfolio	Fund	Approx. % of Trust Owned
Growth Portfolio	BlackRock Large Cap Growth Fund	100%
Value Portfolio	BlackRock Large Cap Value Fund	98.34%
Core Portfolio	BlackRock Large Cap Core Fund	95.01%

All holders of interests (“Holders”) are entitled to vote in proportion to the amount of their interests in a Portfolio or in the Trust, as the case may be. There is no cumulative voting. Accordingly, the Holder or Holders of more than 50% of the aggregate beneficial interests of the Trust would be able to elect all the Trustees. With respect to the election of Trustees the Holders of separate Portfolios vote together; they generally vote separately by Portfolio on other matters.

Item 14. — Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Item 5 in the Trust’s Part A and Item 12 in this Part B. Information relating to the investment management and other services provided to the Trust by the Investment Adviser is incorporated herein by reference from Part A of the Large Cap Series Registration Statement, and from the sub-section entitled “Management and Advisory Arrangements,” in Part I and the section entitled “Management and Other Service Arrangements” in Part II of Part B of the Large Cap Series Registration Statement. The following list identifies the specific sections and sub-sections in Part B of the Large Cap Series Registration Statement under which the information required by Item 14 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No	Sections Incorporated by Reference from Part A or Part B of the Large Cap Series Registration Statement
Item 14(a)	Part I: Management and Advisory Arrangements
Part II: Management and Other Service Arrangements
Item 14(c)	Part I: Management and Advisory Arrangements
Part II: Management and Other Service Arrangements
Item 14(d)	Part I: Management and Advisory Arrangements
Part II: Management and Other Service Arrangements
Item 14(e)	Not Applicable
Item 14(f)	Not Applicable
Item 14(g)	Not Applicable
Item 14(h)	Part A — Back Cover

FAM Distributors, Inc. (“FAMD”), P.O. Box 9081, Princeton, New Jersey, 08543-9081, and BlackRock Distributors, Inc. (“BDI”), 760 Moore Road, King of Prassia, PA 19406, each an affiliate of the Investment Adviser, act as placement agents for the Trust pursuant to placement agent agreements (the “Placement Agent Agreements”). Under the Placement Agent Agreements, FAMD and BDI receive no compensation for acting as placement agents for the Trust.

Item 15. — Portfolio Manager

Robert C. Doll, Jr. is each Portfolio’s portfolio manager and is primarily responsible for the day-to-day management of each Portfolio and the selections of its investments. Information about the portfolio manager’s compensation, other accounts he manages and his ownership of Feeder Fund shares is incorporated herein by reference to the section entitled “Management and Other Advisory Services” in Part I of Part B of the Large Cap Series Registration Statement.

Item 16. — Brokerage Allocation and Other Practices.

Information relating to portfolio turnover and brokerage allocation for or on behalf of the Trust is incorporated herein by reference from the section entitled “Portfolio Transactions and Brokerage” in Part B of the Large Cap Series Registration Statement.

Item 17. — Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 5(b) and Item 6 in the Trust’s Part A. Under the Declaration of Trust that establishes the Trust, the Trustees are authorized to issue beneficial interests in each Portfolio of the Trust. Investors are entitled to participate, in proportion to their investment, subject to certain adjustments in distributions of taxable income, loss, gain and deduction with respect to the Portfolio in which they have invested. Upon liquidation or dissolution of a Portfolio, investors are entitled to share in proportion to their investment in such Portfolio’s net assets available for distribution to its investors. Interests in a Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Portfolio generally may not be transferred.

Each investor is entitled to vote in proportion to the amount of its interest in a Portfolio or in the Trust, as the case may be. Investors in the Trust, or in any Portfolio, do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust may elect all of the Trustees of the Trust if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required and has no current intention to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

A Portfolio shall be dissolved by unanimous consent of the Trustees by written notice of dissolution to the Holders of the interests of the Portfolio. The Trust shall be dissolved upon the dissolution of the last remaining Portfolio.

The Declaration of Trust provides that obligations of the Trust and the Portfolios are not binding upon the Trustees individually but only upon the property of the Portfolios and that the Trustees will not be liable for any action or failure to act (including without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust), but nothing in the Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office. The Declaration of Trust provides that the Trust may maintain appropriate insurance (for example, fidelity bond and errors and omissions insurance) for the protection of the Portfolios, their Holders, Trustees, officers, employees and agents covering possible tort and other liabilities.

The Trust currently consists of three Portfolios. The Trust reserves the right to create and issue interests in a number of additional Portfolios. As indicated above, Holders of each Portfolio generally participate equally in the earnings and assets of the particular Portfolio. Holders of each Portfolio are entitled to vote separately to approve advisory agreements or changes in investment policy, but Holders of all Portfolios vote together in the election or selection of Trustees and accountants for the Trust. Upon liquidation or dissolution of a Portfolio, the Holders of such Portfolio are generally entitled to share in proportion to their investment in the net assets of such Portfolio available for distribution to Holders.

Item 18. — Purchase, Redemption and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 6 and Item 7 in the Trust’s Part A.

(a) Purchase of Beneficial Interests in the Trust.

The net asset value of the shares of each Portfolio is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Each Portfolio also will determine its net asset value on any day in which there is sufficient trading in its underlying portfolio securities that the net asset value might be affected materially, but only if on any such day a Portfolio is required to sell or redeem shares. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The aggregate net asset value of each Portfolio is the value of the securities held by each Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Investment Adviser, are accrued daily. Each investor in each Portfolio may add to or reduce its investment in each Portfolio on each day the NYSE is open for trading. The value of each investor’s interest in each Portfolio will be determined after the close of business on the NYSE by multiplying the aggregate net asset value of each Portfolio by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in each Portfolio. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in each Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in each Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in each Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of each Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in each Portfolio by all investors in each Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in each Portfolio after the close of business on the NYSE or the next determination of net asset value of the Portfolio.

Equity securities that are held by each Portfolio that are traded on stock exchanges or the NASDAQ National Market are valued at the last sale price or official close price on the exchange, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where equity securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of Trustees of the Trust. Long positions traded in the over-the-counter (“OTC”) market, NASDAQ Small Cap or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees of the Trust. Short positions traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market.

Options written are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued daily based upon quotations from market makers. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations.

Repurchase agreements are valued at cost plus accrued interest. Each Portfolio employs pricing services to provide certain securities prices for each Portfolio. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust, including valuations furnished by the pricing services retained by each Portfolio, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of the Trust under the general supervision of the Trust’s Board of Trustees. Such valuations and procedures will be reviewed periodically by the Board of Trustees of the Trust.

Generally, trading in foreign securities, as well as U.S. government securities and money market instruments and certain fixed income securities, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of each Portfolio’s shares are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of each Portfolio’s net asset value. If events (for example, a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities may be valued at their fair value as determined in good faith by each Portfolio’s Board of Trustees or by the Investment Adviser using a pricing service and/or procedures approved by each Portfolio’s Board of Trustees.

Each investor in the Trust may add to or reduce its investment in the Portfolio on each day the NYSE is open for trading. The value of each investor’s (including each Fund’s) interest in the Portfolio will be determined as of the close of business on the NYSE by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor’s share of the aggregate interests in the Portfolio. The close of business on the NYSE is generally 4:00 p.m., Eastern time. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio after the close of business of the NYSE or the next determination of net asset value of the Portfolio.

An investor in the Trust may withdraw all or a portion of its investment in any Portfolio on any day the New York Stock Exchange is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of the withdrawal will be paid by the Portfolio normally on the business day on which the withdrawal is effected, but in any event within seven days. Investments in any Portfolio of the Trust generally may not be transferred.

Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Trust. However, because the Trust intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Trust’s custodian bank by a Federal Reserve Bank).

The Trust reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

A Feeder Fund may withdraw all or any portion of its investment in the Trust on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Trust’s. When a request is received in proper form, the Trust will redeem a Feeder Fund’s interests at the next determined net asset value. The Trust will make payment for all interests redeemed within seven days after receipt by the Trust of a redemption request in proper form, except as provided by the rules of the Securities and Exchange Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Trust may not be transferred.

(b) Fund Reorganizations. Not applicable.

(c) Offering Price. Not Applicable.

Item 19. — Taxation of the Portfolios and Investors.

Each Portfolio is treated as a separate partnership under the Internal Revenue Code of 1986, as amended (the “Code”), and, thus, is not subject to income tax. Based upon the status of each Portfolio as a partnership, each investor in a Portfolio takes into account its share of such Portfolio’s ordinary income, capital gain, losses, deductions and credits in determining its income tax liability. The determination of such share is made in accordance with the Code and Treasury regulations promulgated thereunder.

The Trust’s fiscal year end is October 31. Although the Trust will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

It is intended that each Portfolio’s assets, income and distributions will be managed in such a way that an investor in a Portfolio will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”) assuming that the investor invested all of its investable assets in the Portfolio. Any prospective Feeder Fund that is a RIC agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of the applicable Portfolio as they are taken into account by that Portfolio.

Certain transactions of the Portfolios are subject to special tax rules of the Code that may, among other things (a) affect the character of gains and losses realized, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to stockholders of the Feeder Funds. Special tax rules also will require the Portfolios to mark-to-market certain types of positions held (i.e. treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash. The Trust intends to monitor transactions, make appropriate tax elections and make appropriate entries in its books and records to lessen the effect of these tax rules and avoid any possible disqualification of the Feeder Funds for the special treatment afforded RICs under the Code.

If a Portfolio of the Trust purchases shares of an investment company (or similar investment entity) organized under foreign law, a Feeder Fund, by virtue of its ownership of the Portfolio’s beneficial interests, will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. Federal income tax purposes. The partners in each Portfolio, i.e. the Feeder Funds, may be subject to U.S. Federal income tax, and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as “excess distributions”), even if such excess distributions are paid by such Feeder Funds as a dividend to their shareholders. However, an election can be made to “mark to market” at the end of each taxable year all the shares treated as held in a PFIC. If it made this election, a Feeder Fund would recognize as ordinary income its share of any increase in the value of such shares held by a Portfolio as of the close of the taxable year over their adjusted tax basis and as ordinary loss any decrease in such value but only to the extent of previously recognized “mark-to-market” gains. With the mark-to-market election, a Feeder Fund could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions received from PFICs.

Each Portfolio may be subject to taxes imposed by foreign countries on dividend or interest income received from securities of foreign issuers. The United States has entered into tax treaties with many foreign countries which may entitle the Portfolios to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of a Portfolio’s assets to be invested within various countries is not known.

Each Portfolio of the Trust is managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Portfolio level. Thus, consistent with its investment objectives, each Portfolio will meet the income and diversification of assets tests of the Code applicable to RICs. The Portfolios and the Feeder Funds have received a ruling from the Internal Revenue Service that the existing Feeder Funds that are RICs will be treated as owners of their proportionate shares of a Portfolio’s assets and income for purposes of these tests.

The Code requires a RIC to pay a non-deductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on an October 31 year-end basis, plus certain undistributed amounts from previous years. Each Portfolio of the Trust intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of a Portfolio’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

Investors are advised to consult their own tax advisers as to the tax consequences of an investment in a Portfolio.

Item 20. — Underwriters.

The exclusive placement agents for each Portfolio of the Trust are FAMD and BDI (the “Placement Agents”), each an affiliate of the Investment Adviser, with offices at 800 Scudders Mill Road, Plainsboro, New Jersey 08536 and 760 Moore Road, King of Prussia, PA 19406, respectively. Pursuant to the Placement Agent Agreements, the Trust agrees to pay the Placement Agents’ out of pocket costs. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolios.

Item 21. — Calculation of Performance Data.

Not Applicable.

Item 22. — Financial Statements.

The audited financial statements of each Portfolio, including the report of the independent registered public accounting firm, are incorporated in this Statement of Additional Information by reference to the 2005 Annual Report of Large Cap Series. The unaudited financial statements of each Portfolio for the six month period ended April 30, 2006 are incorporated by reference to the 2006 Semi-Annual Report of Large Cap Series.

You may request a copy of an Annual Report or Semi-Annual Report at no charge by calling (800) 441-7762 between 8:00 a.m. and 6:00 p.m. Eastern Time, Monday to Friday.

PART C. OTHER INFORMATION

Item 23. Exhibits.

Exhibit Number	Description

1(a)	—Certificate of Trust of the Registrant, filed October 19, 1999.(a)

(b)	—Amended and Restated Declaration of Trust of Registrant, dated December 14, 1999.(a)

2	—By-Laws of Registrant, revised as of November 12, 2004.(b)

3	—Copies of instruments defining the rights of shareholders, including the relevant portions of the Amended and Restated Declaration of Trust and By-Laws of the Registrant.(c)

4(a)	—Form of Investment Management Agreement.

(b)	—Form of Sub-Advisory Agreement between BlackRock Advisors, LLC and BlackRock Investment Management, LLC.

5	—Not Applicable.

6	—Not Applicable.

7	—Form of Custodian Agreement between the Registrant and Brown Brothers Harriman & Co.(d)

8(a)	—Form of Placement Agent Agreement between the Registrant and FAM Distributors, Inc.

(b)	—Form of Placement Agent Agreement between the Registrant and BlackRock Distributors, Inc.

(c)(1)	—Form of Amended and Restated Credit Agreement between the Registrant and a syndicate of banks.(e)

(2)	—Form of Second Amended and Restated Credit Agreement between the Registrant, a syndicate of banks and certain other parties.(f)

(3)	—Form of Third Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties.(g)

(4)	—Form of Fourth Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties.(h)

(5)	—Form of Fifth Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties.(i)

(6)	—Form of Sixth Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties.(j)

(d)	—Form of Securities Lending Agency Agreement between the Registrant and QA Advisors LLC (now MLIM LLC) dated August 10, 2001.(k)

(e)	—Form of Administrative Services Agreement between Registrant and State Street Bank and Trust Company.(l)

9	—Not Applicable.

10	—Not required pursuant to Form N-1A General Instructions section B(2)(b).

11	—Not Applicable.

12	—Certificate of Merrill Lynch Large Cap Series Funds, Inc. and Mercury Large Cap Series Funds, Inc.(a)

13	—Not Applicable.

14	—Not Applicable.

15	—Code of Ethics.(m)

16	—Power of Attorney.(n)

(a)	Filed on December 22, 1999 as an Exhibit to the Registrant’s Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended (File No. 811-09739) (the “Registration Statement”).
(b)	Filed on February 27, 2006 as Exhibit 2 to Amendment No. 6 to the Registration Statement.

(c	)	Reference is made to Article I (Sections 1.1 and 1.2), Article II (Sections 2.2, 2.4 and 2.7), Article III (Sections 3.2, 3.4, 3.8, 3.10, 3.11 and 3.12), Article V (Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9 and 5.10), Article VI (Section 6.1), Article VII (Sections 7.1 and 7.2), Article VIII (Sections 8.1, 8.2, 8.3, 8.4, 8.6, 8.7 and 8.9), Article IX (Sections 9.1, 9.2, 9.3, 9.4, 9.5, 9.6 and 9.7), Article X (Sections 10.2, 10.3, 10.4 and 10.5) and Article XI (Sections 11.2, 11.4 and 11.6) of the Registrant’s Amended and Restated Declaration of Trust, filed as Exhibit 1(b) to the Registration Statement; the Certificate of Trust, filed as Exhibit 1(a) to the Registration Statement; and Article I, Article III (Sections 3.7 and 3.10) and Article VI of the Registrant’s By-Laws, filed as Exhibit 2 to the Registration Statement.

(d	)	Filed on January 30, 2002 as an Exhibit to Amendment No. 2 to the Registration Statement.

(e	)	Incorporated by reference to Exhibit (b) to the Issuer Tender Offer Statement on Schedule TO of BlackRock Senior Floating Rate Fund, Inc. (File No. 333-15973), filed on December 14, 2000.

(f	)	Incorporated by reference to Exhibit (b)(2) to the Issuer Tender Offer Statement on Schedule TO of BlackRock Senior Floating Rate Fund, Inc. (File No. 811-5870), filed on December 14, 2001.

(g	)	Incorporated by reference to Exhibit (b)(3) to the Issuer Tender Offer Statement on Schedule TO of BlackRock Senior Floating Rate Fund, Inc. (File No. 333-15973), filed on December 13, 2002.

(h	)	Incorporated by reference to Exhibit 8(c)(4) to Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A of BlackRock Global Growth Fund, Inc. (File No. 333-32899) filed on December 4, 2003.

(i	)	Incorporated by reference to Exhibit 8(c)(5) to Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A of BlackRock Bond Fund, Inc. (File No. 2-62329) filed on January 14, 2005.

(j	)	Incorporated by reference to Exhibit 8(b)(6) to Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A of BlackRock U.S. Government Fund (File No. 2-92366), filed on December 21, 2005

(k	)	Incorporated by reference to Exhibit 8(f) to Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A of BlackRock Global Technology Fund, Inc. (File No. 333-48929), filed July 24, 2002.

(l	)	Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of BlackRock Focus Twenty Fund, Inc. (File No. 333-89775), filed on March 20, 2001.

(m	)	Incorporated by reference to Exhibit 15 to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Inflation Protected Fund (File No. 333-110936), filed on January 22, 2004.

(n	)	Incorporated by reference to Exhibit 16 to Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A of BlackRock Retirement Reserves Money Fund (File No. 811-03310) filed on February 24, 2006.

Item 24. Persons Controlled By Or Under Common Control With The Registrant.

The Registrant does not control and is not under common control with any other person.

Item 25. Indemnification.

As permitted by Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and pursuant to Sections 8.2, 8.3 and 8.4 of Article VIII of the Registrant’s Amended and Restated Declaration of Trust (the “Declaration of Trust”) (Exhibit 1(b) to this Registrant Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

Article VIII, Section 8.2 provides, inter alia, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Trustee, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.3 of the Registrant’s Declaration of Trust provides:

Section 8.3. Indemnification. The Trust shall indemnify each of its Trustees, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.3; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a)	the Trustee, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b)	the Trust shall be insured against losses arising by reason of any lawful advances; or

(c)	there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i) a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the Proceedings; or

(ii) an independent legal counsel in a written opinion.

Article VIII, Section 8.4 of the Registrant’s Declaration of Trust further provides:

Section 8.4. No Protection Against Certain 1940 Act Liabilities. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Trust or any Series against any liability to the Trust or any Series to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Trust or Series, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Adviser to the Trust or any Series.

As permitted by Article VIII, Section 8.7, the Registrant may insure its Trustees and officers against certain liabilities, and certain costs of defending claims against such Trustees and officers, to the extent such Trustees and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Trustees and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Trustee or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 26. Business And Other Connections Of Investment Adviser.

See Item 5 in the Registrant’s Part A and Item 14 in Part B of the Registrant’s Registration Statement regarding the business of the Investment Adviser. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Investment Adviser, the Sub-Adviser or any of their respective officers and directors during the past two years is incorporated herein by reference from Item 26 in Part C of BlackRock Large Cap Series Funds, Inc.’s Registration Statement on Form N-1A.

Item 27. Principal Underwriters.

(a) FAM Distributors, Inc. (“FAMD”) and BlackRock Distributors, Inc. (“BDI”) act as the placement agents for the Registrant and as principal underwriters for each of the following open-end registered investment companies: FDP Series, Inc., BlackRock Financial Institutions Series Trust, Managed Account Series, BlackRock Basic Value Fund, Inc., BlackRock Funds II, BlackRock Balanced Capital Fund, Inc., BlackRock Basic Value Fund II, Inc., BlackRock Bond Fund, Inc., BlackRock California Municipal Series Trust, BlackRock Developing Capital Markets Fund, Inc., BlackRock Equity Dividend Fund, BlackRock EuroFund, BlackRock Focus Twenty Fund, Inc., BlackRock Focus Value Fund, Inc., BlackRock Fundamental Growth Fund, Inc., Merrill Lynch Funds for Institutions Series, BlackRock Global Allocation Fund, Inc., BlackRock Global Dynamic Equity Fund, BlackRock Global Financial Services Fund, Inc., BlackRock Global Growth Fund, Inc., BlackRock Global SmallCap Fund, Inc., BlackRock Global Technology Fund, Inc., BlackRock Global Value Fund, Inc., BlackRock Healthcare Fund, Inc., BlackRock Index Funds, Inc., Inflation Protected Fund, BlackRock International Fund of BlackRock Series, Inc., BlackRock Latin America Fund, Inc., BlackRock Large Cap Series Funds, Inc., BlackRock Multi-State Municipal Series Trust, BlackRock Municipal Bond Fund, Inc., BlackRock Municipal Series Trust, BlackRock Natural Resources Trust, BlackRock Pacific Fund, Inc., BlackRock Principal Protected Trust, Merrill Lynch Ready Assets Trust, BlackRock Real Investment Fund; Merrill Lynch Retirement Series Trust, BlackRock Series Fund, Inc., BlackRock Short Term U.S. Government Fund, Inc., BlackRock Value Opportunities Fund, Inc., BlackRock U.S. Government Fund, BlackRock U.S. High Yield Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, BlackRock Utilities and Telecommunications Fund, Inc., BlackRock Variable Series Funds, Inc., BlackRock World Income Fund, Inc. and BlackRock MidCap Value Opportunities Series, Inc. FAMD and BDI also act as the principal underwriters for the following closed-end registered investment companies: BlackRock Senior Floating Rate Fund, Inc. and BlackRock Senior Floating Rate Fund II, Inc.

BDI also currently acts as distributor for BlackRock Funds and BlackRock Bond Allocation Target Shares

(b) Set forth below is information concerning each director and officer of FAMD. The principal business address of each such person is P.O. Box 9081, Princeton, New Jersey 08543-9081.

Name	Position(s) and Office(s) with FAMD	Position(s) and Office(s) with Registrant
Mitch Cox	President and Director	None
John Fosina	Chief Financial Officer and Treasurer	None
Andrea Borton	Compliance Director	None
Adam Lantz	Secretary	None
Brian Hull	Director	None
Marty Byme	Director	None

The principal business address of each director, officer or partner of BDI is 760 Moore Road, King of Prussia, PA 19406. No individual listed in the chart below is an officer or employee of the Registrant.

Name	Position With BDI
Rita Adler	Chief Compliance Officer
Douglas Castagna	Controller and Assistant Treasurer
Brian Burns	Director, Chairman, CEO and President
Bruno DiStefano	Vice President
Susan Moscaritolo	Vice President
Christine Ritch	Chief Legal Officer, Assistant Secretary and Assistant Clerk
Bradley Stearns	Assistant Secretary and Assistant Clerk
Nicholas Marsini	Director
Craig Stokarski	Treasurer and Financial and Operations Principal
Steven Sunnerberg	Secretary
Michael DeNofrio	Director
John Wilson	Assistant Secretary and Assistant Clerk
Jason Greim	Assistant Vice President
Kristen Nolan	Assistant Secretary and Assistant Clerk

Item 28. Location Of Accounts And Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder are maintained at the offices of:

(a) Registrant, 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

(b) BlackRock Distributors, Inc., 760 Moore Road, King of Prussia, PA 19406 (records relating to its functions as placement agent).

(c) FAM Distributors, Inc., 800 Scudders Mill Road, Plainsboro, New Jersey 08536 (records relating to its functions as placement agent).

(d) BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as investment adviser).

(e) BlackRock Investment Management, LLC, 800 Scudders Mill Road, Plainsboro, New Jersey 08536 (records relating to its functions as sub-adviser).

Item 29. Management Services.

Other than as set forth or incorporated by reference in Item 5 of Part A and Item 12 and Item 14 of Part B of the Registrant’s Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 2nd day of with October, 2006.

MASTER LARGE CAP SERIES TRUST (Registrant)

By:	/s/ DONALD C. BURKE
(Donald C. Burke, Vice President and Treasurer)

INDEX TO EXHIBITS

Exhibit Number	Description
4(a)	—Form of Investment Management Agreement

(b)	—Form of Sub-Advisory Agreement between BlackRock Advisors, LLC and BlackRock Investment Management, LLC.

8(a)	—Form of Placement Agent Agreement between the Registrant and FAM Distributors, Inc.

(b)	—Form of Placement Agent Agreement between the Registrant and BlackRock Distributors, Inc.